EXHIBIT (i)

                                 April 1, 2002





Sanford C. Bernstein Fund II, Inc.
1345 Avenue of the Americas
New York, New York 10105


Ladies and Gentlemen:

     Sanford C. Bernstein Fund II, Inc. (the "Fund"), which presently consists of the Bernstein Intermediate Duration Institutional Portfolio (the "Portfolio"), is authorized to issue and sell eighteen billion (18,000,000,000) shares of common stock (the "Shares"), par value $.001 per share in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File Nos. 333-82336 and 811-21034) together with this opinion as an exhibit thereto.

     We have, as counsel, participated in certain proceedings relating to the Fund and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation, as amended to date, and By-Laws, as amended and currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated March 25, 2002 of the Maryland State Department of Assessments and Taxation (the "Certificate") that the Fund is in good standing under the laws of the State of Maryland. We have also reviewed the Registration Statement filed as of the date of this opinion.

     Our opinion in paragraph 1 with regard to the valid existence of the Fund in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

     Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

     1. The Fund has been duly incorporated and is validly existing under the laws of the State of Maryland.

     2. The Fund is authorized to issue up to eighteen billion (18,000,000,000) Shares. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and (b) Shares which are issued and subsequently redeemed by the Fund are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

     3. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Fund under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the State of Maryland, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We are members of the Bar of the State of New York. The opinions expressed herein are based solely on our review of the Maryland General Corporation Law, and where applicable, published cases, rules or regulations relating thereto.


                                               Very truly yours,


                                                 /s/ Shearman & Sterling
                                                --------------------------------
                                                Shearman & Sterling